Exhibit 10.7

AMENDMENT TO

MASTER SERVICES AGREEMENT

This first amendment (“Amendment”) is dated as of March 4, 2022 (the “Effective Date”) by and between ABBVIE CORPORATION, a corporation under the laws of Canada and having its principal place of business at 8401 Trans-Canada Highway, St-Laurent, Quebec, Canada H4S 1Z1 (“AbbVie”) and DOCOLA INC., having a mailing address of 801 West Bay Dr, Largo, FL, 337703220 (“Service Provider”, collectively with AbbVie, the “Parties” or individually a “Party”).

WHEREAS AbbVie and Service Provider have previously entered into a Master Services Agreement, effective December 9, 2021 (the “Agreement”); and

WHEREAS Allergan and Service Provider desire to amend the terms of the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and respective representations, warranties, covenants, and agreements set forth in the Agreement and this Amendment, the Parties hereto agree as follows:

1.            DATA CLASSIFICATION. The Data Classification category set forth in Schedule A is revised from “Internal Use” to “Secret”.

2.            NO OTHER AMENDMENTS. Except as expressly provided in this Amendment, all other terms, conditions, and provisions of the Agreement shall apply and remain in full force and effect. The addition of capitalized and/or defined terms, as set forth in this Amendment, shall be incorporated into the Agreement, and any lower case and/or undefined terms shall have the meaning as set forth in this Amendment. To the extent there are any inconsistencies or ambiguities between the terms of this Amendment and the Agreement, the terms of this Amendment shall supersede and prevail.

3.            COUNTERPARTS. This Amendment may be executed in two counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Signatures to this Amendment transmitted by email, portable document format (.pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Amendment shall have the same effect as the physical delivery of the paper document bearing the original signatures.

IN WITNESS WHEREOF, this Amendment has been executed by the Parties hereto through their duly authorized representatives as of the Effective Date.

(Signatures on following page)

Corporation AbbVie/AbbVie Corporation	Tél./Tel. : 514-906-9700
C.P./P.O. Box 120, Pointe-Claire/Dorval	Téléc./Fax : 514-906-9701
Pointe-Claire (QC) H9R 4N5	abbvie.ca

This information is confidential to AbbVie.

ABBVIE CORPORATION		DOCOLA INC.

By:	/s/ Yves Lorion	By:	/s/ Eran Kabakov
Name:	Yves Lorion	Name:	Eran Kabakov
Title:	Business Unit Manager	Title:	CEO
	2022-03-05		2022-03-04

This information is confidential to AbbVie.